Exhibit 5.1

                         [Andrea D. Kantor Letterhead]

                                                               July 8, 2005

GSE Systems, Inc.
9189 Red Branch Road
Columbia, MD  21045

Gentlemen:

     Reference is made to the Registration Statement on Form S-3 of GSE Systems, Inc. (the "Company") relating to the registration of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

     I am General Counsel of the Company, and have examined such corporate records and other documents as I have deemed relevant. Based upon the above, I am of the opinion that the shares of Common Stock to be distributed pursuant to the Registration Statement have been authorized, validly issued, fully paid, and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus included in the Registration Statement.

                                        Very truly yours,


                                        Andrea D. Kantor